The undersigned does hereby make, constitute and appoint Honor Winks,*

Ricardo Nunez or Toppan Merrill*

as the undersigneds true and*

lawful agents and attorneys in fact each hereinafter referred to as an*

Attorney to act either together or alone in the name and on behalf of*

the undersigned for and with respect to the matters hereinafter described.*

Each Attorney shall have the power and authority to prepare, execute*

and deliver Statements of Changes of Beneficial Ownership of*

Securities on Form 3, Form 4 or Form 5 or such other forms as may*

be designated from time-to-time by the Securities and Exchange Commission*

the Commission for such purpose or any amendments thereto required to be*

filed with the Commission under the Securities Exchange Act of 1934 on*

behalf of the undersigned as a result of the undersigneds transactions*

in, or changes in beneficial ownership of, equity securities including*

derivative securities of Schweitzer Mauduit International, Inc.*

Each Attorney is hereby authorized to execute and deliver all documents,*

acknowledgments, consents and other agreements and to take such further*

action as may be necessary or convenient in order to more effectively*

carry out the intent and purposes of the foregoing The Power of Attorney*

conferred hereby is not delegable by any Attorney. Each Attorney shall*

serve without compensation for acting in the capacity of agent and*

attorney in fact hereunder. The undersigned here by ratifies, confirms*

and adopts as the undersigneds own act and deed all action lawfully taken*

by the Attorneys, or any of them, pursuant to the power and authority*

herein granted. Unless sooner revoked by the undersigned, this Power of*

Attorney shall be governed by the laws of the State of Georgia, and the*

power and authority granted herein shall remain in full force and*

effect Until such time as the undersigned is no longer subject to*

Section 16 and required to file Forms 3, 4 and 5.*

IN WITNESS WHEREOF, the undersigned has set his hand this 13th day of*

April 2021.*

Signature*

Anderson Warlick*